EXHIBIT 16

December 9, 2011

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street NW
Washington, DC 20549

Re: Capital Financial Holdings, Inc.

We have received a copy of, and are in agreement with, the statements being made by Capital Financial Holdings, Inc. in Item 4.01 of its Form 8K dated December 9, 2011, captioned “Changes in Registrant’s Certifying Accountant”.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Brady, Martz

Brady, Martz & Associates, P.C.
Certified Public Accountants